Cogent™ Capital Financial LLC

Date: November 1, 2006

To: Innofone.com, Incorporated

From: Cogent Capital Financial LLC

SUBJECT: INTEREST RATE SWAP TRANSACTION

This communication is to set forth and restates the terms and conditions of the interest rate swap transaction entered into on the Trade Date referred to below (the "Swap Transaction"), between Cogent Capital Financial LLC, a Delaware Limited Liability Company ("Cogent" or "we") and Innofone.com, Incorporated, a Nevada corporation ("INFN", "Counterparty" or "you"), which were initially confirmed by a confirmation dated June 2, 2006. This confirmation restates and supersedes such initial confirmation with respect to this Swap Transaction. This communication constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

This Confirmation incorporates the definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Equity Definitions"). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation will supplement, form a part of, and be subject to the ISDA Master Agreement dated as of June 2, 2006 between INFN and Cogent (the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of that Master Agreement and this Confirmation, this Confirmation shall prevail for the purpose of the Swap Transaction. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Swap Transactions to which this Confirmation relates.

Cogent and INFN each represents that entering into the Swap Transaction is authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Cogent and INFN each represents that (i) it is not relying on the other party in connection with its decision to enter into the Swap Transaction, and neither party is acting as an advisor or fiduciary of the other party in connection with the Swap Transaction regardless of whether the other party provides it with market information or its views; (ii) it understands the risks of the Swap Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (iii) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Swap Transaction is appropriate for such party in light of its financial capabilities and objectives.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	June 2, 2006
Effective Date:	June 2, 2006
Termination Date:	the earliest of: (i) December 2, 2010 (ii) the date on which the Remaining Notional Amount (as defined below) is reduced to zero or (iii) such other date as Cogent may specify upon at least 10 days' prior notice to Counterparty.
Business Days:	New York

Fixed Amounts:

Notional Amount:	Remaining Notional Amount (as defined below)
Fixed Rate Payer:	Cogent
Fixed Rate Payer Payment Dates:	1st day of each month
Fixed Rate:	1%
Fixed Rate Day Count Fraction:	Actual/360
Fixed Rate Period End Dates:	Not Adjusted

Floating Amounts:

Notional Amount:	Remaining Notional Amount
Floating Rate Payer:	Counterparty
Floating Rate Payer Payment Dates:	1st day of each month
Floating Rate for initial Calculation Period:	7.57938%

Floating Rate Option:	USD-LIBOR-BBA-30-day
Floating Rate Spread:	Plus 2.45% for all Calculation Periods
Floating Rate Reset Dates:	The first day of each Calculation Period
Floating Rate Day Count Fraction:	Actual/360
Floating Rate Period End Dates:	Adjusted in accordance with the Modified Following Business Day Convention.

3. Credit Support Annex:

(a) To the extent that any Collateral is being maintained pursuant to the Credit Support Annex or any other Credit Support Document referenced in the Master Agreement, the obligation of Counterparty shall be secured by such Collateral.

(b) The "Remaining Notional Amount" shall equal, at any time, $50,000,000 minus the sum of the face amount of the Bonds that have been, as of such time, released from the Collateral Account established under the Escrow Agreement.

4. Additional Termination Events:

The parties agree that, for purposes of the Master Agreement, the following shall constitute an "Additional Termination Event" (for purposes of this Additional Termination Events, INFN shall be the sole Affected Party): The occurrence of an Additional Termination Event under any other Transaction covered by the Master Agreement.

5. Calculation Agent: Cogent

6. Account Details:

Account for payments to Cogent: To be provided.

Account for payments to INFN: To be provided.

7. Relationship between the parties:

(a) Except as expressly provided herein, each party acknowledges that in connection with entering into this Transaction, it has not entered into any agreements, arrangements or understandings with the other party or any related entity of such party in relation to timing or manner of any acquisition or disposal of any Shares, the voting rights attaching to any Shares or the management of the Issuer.

8. Assignability: Notwithstanding anything herein, or in the Master Agreement, to the contrary, Cogent may assign all of its rights and obligations with respect to any Swap Transaction, together with the related rights and obligations under the Escrow Agreement, to any unaffiliated third party; provided that Counterparty is reasonably satisfied with the creditworthiness of such third party.

9. Governing Law: the laws of the State of New York (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile at (801) 576-0583.

Yours sincerely,

Cogent Capital Financial LLC

By: ____________________
Gregory L. Kofford
Senior Principal

Confirmed as of the date first above written:

Innofone.com, Incorporated

By: ____________________
Alex Lightman
Chief Executive Officer

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile at (801) 576-0583.

Yours sincerely,

Cogent Capital Financial LLC

By:
Gregory L. Kofford
Senior Principal

Confirmed as of the date first above written:

Innofone.com, Incorporated

By: ____________________
Alex Lightman
Chief Executive Officer

Cogent Capital Financial LLC

Date: November 1, 2006

To: Innofone.com, Incorporated

From: Cogent Capital Financial LLC

SUBJECT: EQUITY SWAP TRANSACTION

This communication is to set forth, clarify and restate the terms and conditions of the Swap transactions entered into on the Trade Date referred to below (the "Swap Transactions"), between Cogent Capital Financial LLC, a Delaware Limited Liability Company ("Cogent" or "we") and Innofone.com, Incorporated, a Nevada corporation ("INFN", "Counterparty" or "you"), which were initially confirmed by a confirmation dated June 2, 2006. This confirmation restates and supersedes such initial confirmation in its entirety. This communication constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

This Confirmation incorporates the definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Equity Definitions"). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation will supplement, form a part of, and be subject to the ISDA Master Agreement dated as of June 2, 2006 between INFN and Cogent (the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of that Master Agreement and this Confirmation, this Confirmation shall prevail for the purpose of each Swap Transaction. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Swap Transactions to which this Confirmation relates.

Cogent and INFN each represents that entering into the Swap Transactions is authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Cogent and INFN each represents that (i) it is not relying on the other party in connection with its decision to enter into the Swap Transactions, and neither party is acting as an advisor or fiduciary of the other party in connection with the Swap Transactions regardless of whether the other party provides it with market information or its views; (ii) it understands the risks of the Swap Transactions and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (iii) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Swap Transactions is appropriate for such party in light of its financial capabilities and objectives.

2. The Swap Transactions to which this Confirmation relates consist of 30 separate "bullet" swaps (which are referred to sequentially as "Swap 1", "Swap 2", "Swap 3" and so on through "Swap 30"), with the terms of each Swap Transaction as follows (with respect to each Swap Transaction, this Confirmation shall be interpreted as if it were a separate confirmation for such Swap Transaction consisting of the specific terms thereof and any general terms to the extent applicable thereto):

General Terms:

Trade Date:	June 2, 2006
Effective Date:	June 2, 2006
Termination Date:	For each Swap Transaction, the Equity Payment Date under such Swap.
Settlement Date:	The "Settlement Date" for any Swap shall be the earliest of: (i) December 2, 2010, (ii) the Applicable Settlement Date or (iii) such other date as Cogent may specify upon at least 10 days' prior notice to Counterparty. The "Applicable Settlement Date" for a Swap Transaction shall be deemed to occur on the date specified as such on Schedule 1 hereto, provided that the Applicable Settlement Date for a Swap Transaction shall not be deemed to have occurred unless the Calculation Agent has determined that the Resale Condition (as defined below) has been satisfied with respect to the entire Applicable Share Amount (as defined below) on or for the 30 consecutive day period preceding the date specified on Schedule 1 hereto. If any date determined pursuant to the foregoing is not an Exchange Business Day, then such date shall be postponed to the first Exchange Business Day thereafter; provided that, if the Preferred Stock (as defined below) has been redeemed by INFN, then the Termination Date shall be the redemption date for the Preferred Stock. For each Swap Transaction, the "Applicable Share Amount" means the aggregate number of shares for such Swap Transaction as specified on Schedule 1 hereto.

Shares:	Innofone.com, Incorporated common shares ("INFN") CUSIP number 45768R305
Exchange:	The primary exchange on which the shares are traded
Related Exchange(s):	The primary exchange on which listed options or futures on the Shares are traded.
Knock-in Event:	Applicable. The "Knock-in Event" shall occur at the time that the disbursements contemplated by Section 2 of the Escrow Agreement (as defined in the Schedule to the Master Agreement) have been completed, but only if such disbursements are completed on or before the Knock-in Determination Day.
Knock-in Determination Day:	July 2, 2006
Knock-out Event:	Applicable. The "Knock-out Event" shall occur if the INFN has exercised its right to optionally redeem all of INFN's Series A non-voting, convertible preferred stock (the "Preferred Stock") as of the "Optional Redemption Date" specified in the Certificate of Designations therefor.
Knock-out Price:	The "Knock-Out Price" shall equal the Final Price as of the Termination Date (which shall be the Optional Redemption Date of the Preferred Stock) and shall be determined in the manner provided below (including the use of Averaging as specified below).
Knock-out Reference Security:	Innofone.com, Incorporated shares ("INFN")
Knock-out Determination Day(s):	June 2, 2008
Knock-out Valuation Time:	The closing time on the Exchange

Equity Amounts

Equity Amount Payer:	Cogent
Equity Amount Receiver:	Counterparty
Equity Amount:	For each Swap Transaction, an amount determined by the Calculation Agent as of the Valuation Time on the Valuation Date equal to the product of the Equity Notional Amount as of the day and the Rate of Return, provided that, if the Equity Amount is a negative number, then the Equity Amount Receiver will pay (in addition to any other amounts payable by the Equity Amount Receiver) to the Equity Amount Payer the

	absolute value of the Equity Amount on the relevant Equity Payment Date.
Equity Payment Date:	For each Swap Transaction, the 5th Exchange Business Day following the relevant Settlement Date.
Number of Shares:	For each Swap Transaction, a number of Shares equal to the Applicable Share Amount specified for that Swap Transaction on Schedule 1 hereto (provided that, in the case of a partial reduction of a Swap Transaction, the Number of Shares for purposes of determining the Equity Amount due shall be the amount by which the Applicable Share Amount is reduced as a result thereof). After a partial reduction in the Applicable Share Amount, the Number of Shares shall equal the Applicable Share Amount as so reduced.
Equity Notional Amount:	Number of Shares multiplied by the Initial Price
Equity Notional Reset:	Inapplicable
Type of Return:	Price Return
Initial Price:	$1.333333 per Share, subject to adjustment under the "Adjustments" provisions set forth below.
Final Price:	For any Valuation Date, the average of the Relevant Prices for the Averaging Dates relating to that Valuation Date.
Valuation Time:	The closing time on the Exchange
Valuation Date:	The Exchange Business Day immediately preceding the Settlement Date
Averaging Dates:	For any Valuation Date, the ten trading days up to and including that Valuation Date
Averaging Date Disruption:	Modified Postponement
Relevant Price:	For each Averaging Date, the average of the bid and ask price per Share as determined by the Calculation Agent at the Valuation Time on that Averaging Date.

Initial Exchange Amount payable by Counterparty:

Counterparty Initial Exchange Amount:	The Initial Exchange Amount, which represent a fee payable by Counterparty to Cogent for Cogent entering into the transaction, shall equal: (1) $1,375,000, (2) 5,000,000 shares of INFN common stock, par value $0.001 per share, CUSIP number 45768R305 and (3) a

warrant to purchase 5,000,000 shares of INFN common stock, during a 5-year term, at an initial exercise price per share of $1.20; provided that (x) on the Counterparty Initial Exchange Date Party A and Party B shall have entered into registration rights agreement, in form and substance reasonably satisfactory to Party A, under which Party A is granted piggy-back registration rights with respect to the shares of common stock referred to in clause (2) and demand registration rights with respect to (3) above and (y) only $568,750 of the amount referred to in clause (1) above shall be due on such date, with the balance of $831,250 (plus interest accrued thereon) to be paid by Party B as provided below under "Deferral of Portion of Initial Exchange Amount".

Counterparty Initial Exchange Date:	July 2, 2006 or completion of Knock-In Event whichever is earlier.
Deferral of Portion of Initial Exchange Amount:	The $831,250 portion of the Initial Exchange Amount not required to be paid on the Initial Exchange Date (the "Deferred Exchange Amount") shall accrue interest at an annual rate equal to 1 month LIBOR plus 1.45% (calculated on an Actual/360 basis) from and including the Initial Exchange Date to and excluding the date on which such amount and accrued interest are paid. If the Deferred Exchange Amount plus any accrued interest thereon remains unpaid as of the first date on which any Swap Transaction settles, then Party A shall cause such amount plus accrued interest to be paid to it out of the Bonds held in the Collateral Account on the settlement dates for the first three Swap Transactions, in which case the Bonds to be received by Party B shall be reduced by the amount so paid to Party A. The amounts to be paid to Party A shall be in approximately equal installments of the Deferred Exchange Amount, plus all accrued interest thereon.

Other Terms:

The "Resale Condition" shall be deemed satisfied as of any day with respect to the number of Equity Shares that, as of such day, are then, and have for the preceding 30 days, subject to an effective resale registration statement under the Securities Act of 1933, as amended, with Cogent and/or its affiliates being named therein as selling shareholders or fully eligible for resale under paragraph (k) of Rule 144 adopted under the Securities Act of 1933; provided that as of such day and for such preceding period, the Shares shall have been in

electronic, freely transferable form, not evidenced by any share certificates bearing restrictive legends and not subject to any stop transfer order.

"Equity Shares" mean the sum of 17,500,000 and the total number of Shares for each Swap Transaction specified on Schedule 1 hereto as the "Cumulative Share Amount"; provided that such number of shares shall be adjusted from time to time by the Calculation Agent as provided in Section 11.2 of the Equity Definitions.

The "Trigger Date" shall mean the first date as of which the Resale Condition has been satisfied with respect to at least 10,000,000 Shares; provided that the Equity Shares covered by the registration statement or statements required to satisfy the Resale Condition shall be included thereunder in the following order: first, any shares of common stock held by Cogent or its affiliates and then, any shares of common stock into which the shares of Preferred Stock held by Cogent or its affiliates are convertible.

Each reduction of the Number of Shares pursuant to the foregoing terms shall result in an Equity Amount becoming due with respect to the amount of such reduction.

If, for more than 5 days during the 30 consecutive day period preceding an Applicable Settlement Date for any Swap Transaction, the Resale Condition is not satisfied, then Party B may, at its option, defer the reduction in the Number of Shares contemplated by that clause until such later date on or prior to the Termination Date as of which the Resale Condition is satisfied for a period of 30 consecutive days.

Optional Reduction: Cogent may, from time to time, with respect to any Swap Transaction then outstanding, elect to reduce the Applicable Share Amount as of any Exchange Business Day by giving Counterparty written notice of such reduction as least 10 Exchange Business Day prior to the date on which (as indicated in such notice) that reduction is to occur. Each such reduction shall result in an Equity Amount becoming due with respect to the amount of such reduction.

Knock-out Event Reduction: If a Knock-out Event occurs, then the Number of Shares shall be reduced to zero and an Equity Amount shall become due on the Termination Date (which shall be the Redemption Date of the Preferred Stock).

Settlement Terms:

Cash Settlement:	Applicable
Settlement Currency:	USD
Cash Settlement Payment Date:	USD Currency Business Days after the relevant Valuation Date
Settlement Method Election:	Not Applicable
Default Settlement Method:	Cash Settlement

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment
Special Adjustment:	In addition to any adjustments made as a result of any Potential Adjustment Event, the Initial Price shall be adjusted in accordance with the following terms: (i) An adjustment to the Initial Price shall be made each time that INFN (a) issues any Shares at a per Share price below the Threshold Price, (b) issues any other securities that are convertible into or exercisable or exchangeable for Shares at a per Share price below the Threshold Price or (c) enters into any transaction that is indexed to or provides a return based on a price per Share that is below the Threshold Price (provided that no adjustment shall be made under this provision with respect to (x) any shares, options or warrants that are outstanding on the Trade Date and (y) up to 5,000,000 Shares issued as a result of any shares, options or warrants that are issued or granted after the Trade Date to any directors or employees of INFN under any stock incentive plan duly adopted and maintained by INFN). (ii) Each time the condition in clause (i) above is satisfied, the Initial Price then in effect shall be increased by an amount equal to the product of (a) the excess of the Threshold Price over the relevant issue, conversion, exercise, exchange, index or other reference price that resulted in such condition being satisfied and (b) 1.2. (iii) The Threshold Price shall initially be $1.00. The Initial Price and the Threshold Price shall each from time to time be adjusted by the Calculation Agent as provided in Section 11.2 of the Equity Definitions.

Extraordinary Events:

Consequences of Merger Events:	
Share-for-Share:	Calculation Agent Adjustment
Share-for-Other:	Calculation Agent Adjustment
Share-for-Combined:	Calculation Agent Adjustment
Determining Party:	Cogent
Tender Offer:	Applicable
Consequences of Tender Offers:	
Share-for-Share:	Calculation Agent Adjustment
Share-for-Other:	Calculation Agent Adjustment
Share-for-Combined:	Component Adjustment
Determining Party:	Cogent
Composition of Combined Consideration:	Applicable
Nationalization, Insolvency or Delisting:	Negotiated Close-out
Determining Party:	Cogent
Additional Disruption Events:	
Change in Law:	Applicable
Failure to Deliver:	Applicable
Insolvency Filing:	Applicable
Determining Party:	Cogent
Non-Reliance:	Applicable
Agreements and Acknowledgments Regarding Hedging Activities:	Not Applicable
Additional Acknowledgments:	Applicable

4. Credit Support Annex:

(a) For purposes of Paragraph 13 of the Credit Support Annex to the Master Agreement, the "Independent Amount" for this Transaction shall equal the Remaining Notional Amount.

(b) Upon a reduction in the Remaining Notional Amount pursuant to the terms hereof, and provided all amounts then owing to Party A hereunder have been paid and there is no Event of Default or Potential Event of Default then outstanding with respect to Party B, Investor's Bank & Trust Company in its capacity as a financial intermediary with respect to the Collateral Account (the "Collateral Agent") shall distribute to Party B from the Collateral Account the Applicable Portion of the Bonds with respect to that reduction in the Remaining Notional Amount. If any amounts are owing to Party A hereunder, such amounts shall first be deducted from the amount to be distributed to Party B and, in such case, the Collateral Agent shall distribute from the Collateral Account, first to Party A, the amounts owing to it and then to Party B, the amount equal to the Applicable Portion of the Bonds with respect to that reduction in the Equity Notional Amount less the amount distributed to Party A. The parties agree to establish procedures to be followed by the Collateral Agent in order to permit the release of Bonds from the Collateral Account based on the delivery by Party B of appropriate certifications, opinion letters and such other items as may be specified in such procedures. Party A may defer any distributions to Party B from the Collateral Account for so long as any Event of Default or Potential Event of Default is outstanding with respect to Party B. The "Applicable Portion of the Bonds" with respect to any reduction in the Equity Notional Amount shall mean the portion of the Bonds equal to (i) the amount of Bonds originally deposited in the Collateral Account pursuant to Section 2(a) of the Escrow Agreement multiplied by (ii) a fraction the number of which is the amount of the reduction in the Remaining Notional Amount and the denominator of which is $50,000,000.

(c) Provided the Remaining Notional Amount is reduced on the Applicable Settlement Date of each Swap Transaction as if all applicable conditions thereunder are satisfied at all times, there is no Event of Default or Potential Event of Default with respect to Party B and no other amounts become due to Party A that are distributed to it from the Collateral Account, then the amount of collateral to be released to Party B each month correspond to the percentage as set forth on Schedule 1 annexed hereto of the Bonds originally deposited in the Collateral Account. Party B shall bear the full risk with respect to any fluctuations in the value of the Bonds.

5. Additional Termination Events:

The parties agree that, for purposes of the Master Agreement, each of the following shall constitute an "Additional Termination Event" (for purposes of each of these Additional Termination Events, INFN shall be the sole Affected Party):

(i) the Resale Condition shall not been satisfied with respect to the Equity Shares for Swap 30 by no later than December 2, 2010.

(ii) failure to make timely payment of any amount due under any other Transaction subject to the Master Agreement.

6. Calculation Agent: Cogent

7. Account Details:

Account for payments to Cogent: To be provided.

Account for payments to INFN: To be provided.

8. Relationship between the parties:

(a) Except as expressly provided herein, each party acknowledges that in connection with entering into this Transaction, it has not entered into any agreements, arrangements or understandings with the other party or any related entity of such party in relation to timing or manner of any acquisition or disposal of any Shares, the voting rights attaching to any Shares or the management of the Issuer.

9. Assignability: Notwithstanding anything herein, or in the Master Agreement, to the contrary, Cogent may assign all of its rights and obligations with respect to any Swap Transaction, together with the related rights and obligations under the Escrow Agreement, to any unaffiliated third party; provided that Counterparty is reasonably satisfied with the creditworthiness of such third party.

10. Governing Law: the laws of the State of New York (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile at (801) 576-0583.

Yours sincerely,

Cogent Capital Financial LLC

By: ______________________
Gregory L. Kofford
Senior Principal

Confirmed as of the date first above written:

Innofone.com, Incorporated

By: [signature]
Alex Lightman
Chief Executive Officer

(a) Except as expressly provided herein, each party acknowledges that in connection with entering into this Transaction, it has not entered into any agreements, arrangements or understandings with the other party or any related entity of such party in relation to timing or manner of any acquisition or disposal of any Shares, the voting rights attaching to any Shares or the management of the Issuer.

9. Assignability: Notwithstanding anything herein, or in the Master Agreement, to the contrary, Cogent may assign all of its rights and obligations with respect to any Swap Transaction, together with the related rights and obligations under the Escrow Agreement, to any unaffiliated third party; provided that Counterparty is reasonably satisfied with the creditworthiness of such third party.

10. Governing Law: the laws of the State of New York (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile at (801) 576-0583.

Yours sincerely,

Cogent Capital Financial LLC

By: ________
Gregory L. Kofford
Senior Principal

Confirmed as of the date first above written:

Innofone.com, Incorporated

By: ____________________
Alex Lightman
Chief Executive Officer

Schedule 1

Swap Transaction	Applicable Settlement Date (Expressed as a Number of Months after the Trigger Date)	Applicable Share Amount	Cumulative Share Amount	Collateral Release Percentage (Assuming all Settlement Dates occur at earliest possible date)
Swap 1	1 month after Trigger Date	750,000	750,000	2%
Swap 2	2 months after Trigger Date	750,000	1,500,000	2%
Swap 3	3 months after Trigger Date	750,000	2,250,000	2%
Swap 4	4 months after Trigger Date	750,000	3,000,000	2%
Swap 5	5 months after Trigger Date	750,000	3,750,000	2%
Swap 6	6 months after Trigger Date	750,000	4,500,000	2%
Swap 7	7 months after Trigger Date	1,250,000	5,750,000	3⅓%
Swap 8	8 months after Trigger Date	1,250,000	7,000,000	3⅓%
Swap 9	9 months after Trigger Date	1,250,000	8,250,000	3⅓%
Swap 10	10 months after Trigger Date	1,500,000	9,750,000	4%
Swap 11	11 months after Trigger Date	1,500,000	11,250,000	4%
Swap 12	12 months after Trigger Date	1,500,000	12.750,000	4%
Swap 13	13 months after Trigger Date	1,500,000	14,250,000	4%
Swap 14	14 months after Trigger Date	1,500,000	15,750,000	4%
Swap 15	15 months after Trigger Date	1,500,000	17,250,000	4%
Swap 16	16 months after Trigger Date	1,750,000	19,000,000	4⅔%
Swap 17	17 months after Trigger Date	1,750,000	20,750,000	4⅔%
Swap 18	18 months after Trigger Date	1,750,000	22,500,000	4⅔%
Swap 19	19 months after Trigger Date	1,500,000	24,000,000	4%
Swap 20	20 months after Trigger Date	1,500,000	25,500,000	4%
Swap 21	21 months after Trigger Date	1,500,000	27,000,000	4%
Swap 22	22 months after Trigger Date	1,250,000	28,250,000	3⅓%
Swap 23	23 months after Trigger Date	1,250,000	29,500,000	3⅓%
Swap 24	24 months after Trigger Date	1,250,000	30,750,000	3⅓%

Swap 25	25 months after Trigger Date	1,250,000	32,000,000	3⅓%
Swap 26	26 months after Trigger Date	1,250,000	33,250,000	3⅓%
Swap 27	27 months after Trigger Date	1,250,000	34,500,000	3⅓%
Swap 28	28 months after Trigger Date	1,000,000	35,500,000	2⅔%
Swap 29	29 months after Trigger Date	1,000,000	36,500,000	2⅔%
Swap 30	30 months after Trigger Date	1,000,000	37,500,000	2⅔%